SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 8, 2005

MERCANTILE BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	0-5127	52-0898572
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Hopkins Plaza, P.O. Box 1477, Baltimore, Maryland 21203

(Address of principal executive offices) (Zip Code)

(410) 237-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry Into a Material Definitive Agreement

Bonus Payments

On March 8, 2005, the Board of Directors of Mercantile Bankshares Corporation (“Bankshares”) approved the recommendation of Bankshares’ Compensation Committee with respect to the payment of bonuses for 2004 to members of Bankshares’ management committee (other than Jay M. Wilson, who joined the company in January 2005). The Board also approved the Compensation Committee’s recommendations for grants of certain stock option and restricted stock awards made in accordance with the terms of the Mercantile Bankshares Corporation 1999 Stock Plan, as amended, a copy of which has been filed previously by Bankshares.

The bonuses will be paid in March, 2005 as follows:

	Annual Incentive Compensation Plan(1)	Discretionary	Total Bonus

Edward J. Kelly, III	$459,595	—	$459,595
Alexander T. Mason	$405,525	—	$405,525
J. Marshall Reid	$216,280	—	$216,280
Kenneth A. Bourne, Jr.	$97,326	—	$97,326
Peter W. Floeckher, Jr.	$216,280	—	$216,280
Kevin A. McCreadie	—	$425,000	$425,000
Terry L. Troupe	$89,216	—	$89,216
John L. Unger	$97,326	$25,000	$122,326
Michael M. Paese	$81,105	$25,000	$106,105
Deborah A. Kakaris	$72,995	—	$72,995
Frank K. Turner, Jr.	$81,105	—	$81,105
Priscilla S. Hoblitzell	$56,774	—	$56,774
Kaye A. Simmons	$66,506	—	$66,506
Ellen D. Harvey	—	$50,000	$50,000

(1) Calculated in accordance with the provisions of the Annual Incentive Compensation Plan as approved by stockholders.

The Annual Incentive Compensation Plan, or “Incentive Plan,” approved by the stockholders in 2002, is based on a formula tied directly to corporate performance and profitability. The Incentive Plan is intended to be the principal, but not exclusive, mechanism for cash bonus incentives for key executive employees, and certain executive employees may be excluded from the Incentive Plan.

The Compensation Committee chooses participants in the plan annually and there are three classes of participants. The maximum potential award is 100% of salary for Class I participants (in 2004, Messrs. Kelly, Mason, Reid and Floeckher), 60% for Class II participants (in 2004, all other executives identified above) and 40% for Class III participants. Bonuses are based exclusively on quantifiable performance measures, including earnings per share, net operating income, or a combination thereof. For 2004, awards were based solely on growth of earnings per share.

As to each performance measure, no award will be made unless the annual growth rate (based on prior year performance) equals or exceeds 3%. If the annual growth rate equals 3%, 10% of the applicable component of the potential award will be made. If the annual growth rate falls between 3% and 12%, then the percentage of the applicable component of the potential award to be made will be in proportion to ten times the excess of the annual growth rate over 2%. If the annual growth rate equals or exceeds 12%, the maximum amount of the applicable component of the potential award will be made. The limit on any award to any participant is the applicable percentage of salary noted above (i.e., 100%, 60% or 40%), but in no event can any participant receive an award in excess of $1,500,000.

Payment of awards made under the Incentive Plan are made in cash, except that the Compensation Committee has the discretion to pay a portion of the award in restricted shares of common stock to the extent that a participant’s award for a particular year exceeds 70% of the maximum potential award.

Audit Committee Compensation

The Board of Directors also approved on March 8, 2005 a $5,500 annual retainer for members of the Audit Committee, and an increase in the Audit Committee Chairperson’s retainer by that same amount, from $10,000 to $15,500 annually.

Deferred Compensation Plan for Executives

The Board of Directors also approved on March 8, 2005 the adoption of the Mercantile Bankshares Corporation Deferred Compensation Plan (the “Plan”), to be effective May 1, 2005, and the execution of a related Trust Agreement with Wilmington Trust Company (the “Trust Agreement”). The following summaries of the terms of the Plan and of the Trust Agreement are qualified in their entirety by reference to the Plan and form of the Trust Agreement, each of which is included as an exhibit to this Report and incorporated by reference herein. The Plan has been designed to comply with the American Jobs Creation Act of 2004. However, the Internal Revenue Service (“IRS”) has issued little substantive guidance so far under the new law, and revisions to the Plan will be necessary as the IRS issues additional guidance.

Summary of Deferred Compensation Plan Terms

Plan Year	—January 1 — December 31. (For the first plan year, deferrals will begin with the first pay period in May 2005.)

Eligibility	—Executives of Bankshares or Bankshares’ affiliates that adopt the Plan, meeting criteria established by the Employee Benefit Committee, are eligible.

Voluntary Pre-tax Deferrals	—Up to 75% of salary. —Up to 100% of incentive payments (as identified by the Employee Benefit Committee). —$2,000 annual minimum (each deferral type).

Company Contributions

—The Plan permits, but does not require, company contributions in any amount for any participant.
—The Plan provides company contributions to make participants “whole” for the fact that contributions to the Plan are not counted in determining certain 401(k) plan contributions.

Investments

—Participants may select daily from a number of funds covering a variety of asset classes. These investment selections are purely hypothetical, as the actual funds will not necessarily be purchased.
—Life insurance purchased through a rabbi trust will provide a source of funds to meet benefit obligations.

Short-Term Deferrals	—A withdrawal window is provided for short-term financial needs (e.g., college tuition) at least 3 years from the year of deferral.

Retirement Eligibility	—Age 65 —Age 55 with 10 years of service. —Combined age and service of 75.

Retirement Distributions

—Distributions attributable to voluntary pre-tax deferrals are available in cash in a lump sum or in annual installments over 2 to 15 years, as elected by participants upon initial deferral. Distributions may be postponed, but not accelerated, to the extent allowed by the new deferred compensation law.

Death, Disability or Termination of Employment Distributions	— Only immediate lump sums — not installments — are available for participants who terminate employment under circumstances other than retirement.

Waiting Period for Distributions	— The Plan imposes a waiting period of at least 6 months for distributions upon termination of employment (including retirement), in order to comply with the new deferred compensation law.

Hardship Withdrawals	—Participants may access accounts without penalties if they experience unforeseeable financial emergencies

Amendment/ Administrative Authority

—Employee Benefit Committee has authority to amend the Plan, designate eligibility criteria and authorize discretionary company contributions.
—Employee Benefit Administration Committee has authority to otherwise administer the Plan.

Benefit Security

— Wilmington Trust Company will serve as rabbi trustee. Even though there is a rabbi trust, benefits are subject to the claims of creditors. A participant has the status of a general creditor and could lose benefits in the unlikely event of a bankruptcy or insolvency.

Summary of Form of Trust Agreement

The Trust Agreement will be entered into with Wilmington Trust Company, and will evidence the trust (the “Trust”) to be established pursuant to the Plan. Bankshares and each affiliate that adopts the Plan will adopt the Trust.

The Trust provides for contributions by Bankshares and the affiliates participating in the Plan, to be held subject to the claims of creditors until paid to participants in the Plan and their beneficiaries in the manner specified in the Plan. Bankshares intends that the Trust will constitute an unfunded arrangement. The contributions received by the Trustee from Bankshares and each participating affiliate will be held and administered pursuant to the terms of the Trust Agreement and investment instructions provided to the Trustee.

The Trustee will make payments to the participants in the Plan and their beneficiaries in accordance with a payment schedule established as provided in the Trust Agreement, except to Plan participants of a participating company that is insolvent as that term is defined in the Trust Agreement. If the Trust assets attributable to a participating company are not sufficient to make payments of benefits for participants employed by that company (or their beneficiaries) in accordance with the terms of the Plan, the applicable company will be responsible for making the payments to the Plan participants or their beneficiaries.

The Trust Agreement may be amended as provided therein. The Trust Agreement will terminate only as of the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust, any assets remaining in the Trust will be returned to the applicable companies.

Item 5.03                                             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 8, 2005, the Board of Directors approved an amendment to Bankshares’ Bylaws for the purpose of opting out of the Maryland Control Share Acquisition Act. The following new provision has been added to the Bylaws as Section 10 of Article I:

Section 10.    Exemption from Control Share Acquisition Act. Title 3, Subtitle 7 of the Maryland General Corporation Law (or any successor statute) shall not apply to any acquisition by any person of shares of stock of the Corporation. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

Generally, Title 3, Subtitle 7 of the Maryland General Corporation Law, the Control Share Acquisition Act, provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of all the votes entitled to be cast on the matter, not including votes entitled to be cast by the person who has made or proposes to make a control share acquisition, the acquiring person, or by officers or employee-directors. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiring person or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power: (1) one-tenth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more of all voting power.

These provisions of the Control Share Acquisition Act do not apply to voting rights of shares of stock, the acquisition of which has been specifically or generally approved or exempted from the statute by a provision contained in the charter or bylaws and adopted at any time before the acquisition of the shares. The foregoing amendment to the Bylaws exempts any acquisition of shares by any person from the provisions of the Control Share Acquisition Act.

Item 9.01.                                          Financial Statements, and Exhibits.

(c)	Exhibits.

	10.1	Mercantile Bankshares Corporation Deferred Compensation Plan

	10.2	Form of Trust Agreement for Mercantile Bankshares Corporation Deferred Compensation Plan

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mercantile Bankshares Corporation (Registrant)

Date:	March 14, 2005	/s/ Terry L. Troupe
Terry L. Troupe
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Mercantile Bankshares Corporation Deferred Compensation Plan

10.2	Form of Trust Agreement for Mercantile Bankshares Corporation Deferred Compensation Plan